UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                November 11, 2013

OCEANEERING INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10945 (Commission File Number)	95-2628227 (IRS Employer Identification No.)

11911 FM 529 Houston, TX (Address of principal executive offices)	77041 (Zip Code)

Registrant's telephone number, including area code: (713) 329-4500

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure.

On November 12, 2013, Marvin J. Migura, our Executive Vice President, will meet with institutional investors at the Stephens Fall Investment Conference in New York, NY. Interested parties may view the handouts for the meetings by using the Investor Relations link at Oceaneering's website, www.oceaneering.com, beginning on November 11, 2013 at approximately 4:00 p.m. Central Standard Time. The handouts for the meetings include a reconciliation of the non-GAAP term EBITDA used therein.
The information furnished pursuant to this Item 7.01 shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.
Please note that certain information contained in the handouts and prepared statements for the one-on-one meetings are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995 and are subject to the "Safe Harbor" provisions of those statutes. Forward-looking statements are generally accompanied by words such as "estimate, " "project, " "predict," "believe," "expect," "anticipate," "plan," "guidance," "forecast," "budget," "goal" or other words that convey the uncertainty of future events or outcomes. Among other items, the forward-looking statements in the handouts for the presentation and accompanying prepared statements include:

•	Our belief that Oceaneering International, Inc.:

▪	is leveraged to deepwater and subsea completion activities which offer excellent secular growth prospects;

▪	is a market leader in providing ROV services and specialty subsea products;

▪	has a good project execution track record; and

▪	has excellent earnings, liquidity and cash flow;

•	Our belief that deepwater projects:

▪	generally take years to develop;

▪	involve largely oil prospects with high production flow rates;

▪	are primarily undertaken by well-capitalized customers; and

▪	investment is predicated on long-term commodity price assumptions;

•	Our assertion that we are the world's largest provider of ROV services to the oil and gas industry, with a fleet 75% bigger than the second-largest service provider;

•
Our expectation that we will add about 30 ROVs in 2013, including about 13 during the fourth quarter of the year, and we will continue to retire older systems as they reach the end of their useful lives;

•	Our assertion that we are the primary provider of ROV drill support services;

•	Our forecast that ROVs and Subsea Products will account for most of our 2013 operating income growth;

•	Our expectation that our 2013 earnings per share will be in the range of $3.35 to $3.40;

•	Our 2014 earnings per share forecast in the range of $3.90 to $4.10;

•
Our anticipation that in 2014 there will be continued global demand growth for our services and products to support deepwater drilling, field development and inspection, maintenance and repair activities;

•	Our anticipation that all of our oilfield operating segments will have higher operating income in 2013 compared to 2012;

•	Our anticipation that all of our oilfield operating segments will have higher operating income in 2014 compared to 2013, with:

▪	ROVs on greater service demand to support drilling and vessel-based projects, led by increased activity offshore Africa;

▪	Subsea Products on higher demand for all our major product lines;

▪	Subsea Projects on growth in deepwater intervention activity in the U.S. Gulf of Mexico and additional work offshore Angola; and

▪	Asset Integrity on increased service revenue in most of the geographic areas in which we operate;

•	Our anticipated 2013 EBITDA of at least $735 million;

•	Our anticipated 2014 EBITDA of at least $845 million;

•	Our belief that our liquidity and projected cash flow provide us with ample resources to invest in our growth;

•	Our belief that deepwater:

▪	should continue to be of the best secular growth prospects in the industry;

▪	is where significant undiscovered potential remains;

▪	drilling intensity, or rig time per deepwater well, is on the rise; and

▪	longer rig time supports the ongoing shipyard orders to increase the size of the floating drilling rig fleet;

•
Our belief that our five-year outlook is very good as we anticipate global demand growth for our services and products to support deepwater drilling, field development and inspection, maintenance and repair activities;

•
Our belief that floating rig demand is the primary market indicator for deepwater subsea activities, as rig activity drives demand for ROVs in the exploration phase; and then drilling success drives demand for ROVs to support vessel-based activities and the subsea hardware that we manufacture;

•	Our belief that rig demand growth is the primary reason we have been able to achieve nine consecutive years of record operating income from our ROV business;

•	Our projection through 2017 of floating rig demand based on forecasts from IHS Petrodata regarding future rig deliveries;

•	Our belief that growth of 40% in floating rig use during the five-year period 2013 - 2017 will drive demand for our ROV services and associated tooling we provide to support drilling operations;

•
Our belief that growth in drilling has significant implications for future growth of deepwater field development activity and follow on life-of-field maintenance work, and that this activity progression should further increase demand for our ROVs on vessels, and our Subsea Products and Subsea Projects businesses;

•
Our determination that the faster pace of ROV supply growth versus floating drilling rigs is attributable to an increased use of ROVs on vessels to install and service the growing subsea infrastructure;

•	Our belief that demand for ROVs to support vessel-based activities may eventually grow by about 180 vehicles;

•	Our estimate that we have approximately a 20% market share of the global vessel-based ROV fleet and belief that we will maintain this market share;

•	Our anticipation of global rig and vessel demand growth for ROVs of approximately 270 vehicles, with more than 90 on rigs and around 180 on vessels;

•
Our expectation that our share of the growth will be 95 to 100 incremental ROVs, with 55 to 60 of those in support of drilling operations by 2017 and the remaining vehicles for vessel-based work, with the in-service timing for the vessel-based work undetermined but likely to lag those required for drilling;

•	Our belief that it is likely additional floating rigs will be ordered and, if so, our future ROV global assessment and estimate of our fleet size growth would also be revised upwards;

•	Our belief there is an ample backlog of deepwater discoveries available to be developed;

•	Our belief that given:

▪	the projected need for future oil supply from deepwater;

▪	the level of offshore construction backlog;

▪	the backlog of deepwater discoveries; and

▪	the forecasted increases in deepwater and subsea hardware spending, an increase in deepwater field development and subsequent inspection, maintenance and repair activity over the next five years looks very promising, and should result in higher demand for our subsea products and ROVs to go on vessels;

•	Our belief that our Subsea Products operating income is related to the number of subsea completions in service;

•
Our belief that the projected rise in subsea tree installations and the growing level of subsea completions in service will act as catalysts for future growth of our Subsea Products and Subsea Projects operations and profits;

•	Our belief that some deepwater projects over the next five years may continue to experience the same major issues they have in the past:

▪	cost overruns;

▪	production start-up delays; and

▪	technical challenges;

•
Our belief that, notwithstanding the aforementioned issues, the sheer volume of work being considered will carry the day and there will likely be a meaningful pickup in deepwater activity over the next five years;

•	Our belief that we are well positioned to participate in this growth;

•	Our belief we are leveraged to participate in the growth of deepwater and subsea completion activity;

•	Our belief that we will have record earnings per share in 2014 and in 2013, and our five-year outlook appears very promising;

•	Our belief that we have excellent earnings prospects and the financial resources to continue investing for growth and to fund our dividend and share repurchase programs;

•	Our projected EBITDA low and high estimates for 2014 and 2013 in the EBITDA Reconciliation to Net Income in the Supplemental Financial Information;

•	Our expectation, stated in the Supplemental Market Information, to remain the dominant ROV provider on high-specification rig fleet outside of Petrobras in Brazil.

These forward-looking statements are based on our current information and expectations that involve a number of risks, uncertainties, and assumptions. Among the factors that could cause the actual results to differ materially from those indicated in the forward-looking statements are:

•	worldwide demand for oil and gas;

•	general economic and business conditions and industry trends;

•	delays in deliveries of deepwater drilling rigs;

•	delays in deepwater development activities;

•	the ability of the Organization of Petroleum Exporting Countries, or OPEC, to set and maintain production levels;

•	the level of production by non-OPEC countries;

•	the ability of oil and gas companies to generate funds for capital expenditures;

•	domestic and foreign tax policy;

•	laws and governmental regulations that restrict exploration and development of oil and gas in various offshore jurisdictions;

•	technological changes;

•	the political environment of oil-producing regions;

•	the price and availability of alternative fuels; and

•	overall economic conditions.

Should one or more of these risks or uncertainties materialize, or should the assumptions underlying the forward-looking statements prove incorrect, actual outcomes could vary materially from those indicated. For additional information regarding these and other factors that could cause our actual results to differ materially from those expressed in our forward-looking statements, see our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2012 and our subsequent Quarterly Reports on Form 10-Q.

Except as required by applicable law, we do not undertake any obligation to update or revise any of our forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEANEERING INTERNATIONAL, INC.

Date:	November 11, 2013	By:	/S/ ROBERT P. MINGOIA
Robert P. Mingoia
Vice President and Treasurer